EXHIBIT 21.1

SUBSIDIARIES OF ENTERTAINMENT DISTRIBUTION COMPANY

The following subsidiaries are wholly-owned and majority-owned, directly or indirectly, by Entertainment Distribution Company as of December 31, 2009:

Name of Subsidiary                                                                                                                                                             Jurisdiction of Incorporation
         Entertainment Distribution Company, LLC                                                                                                              Delaware, U.S.A.
         Entertainment Distribution Company (USA), LLC                                                                                                          Delaware, U.S.A.
         Entertainment Distribution Holding GMBH                                                                                                                     Germany
         Entertainment Distribution Company GMBH                                                                                                                   Germany
         Entertainment Distribution Company Netherland
            Holdings Company B.V.                                                                                                                                           Netherlands
EDC UK Holdings Limited                                                                                                                                                  United Kingdom
EDC Blackburn Limited                                                                                                                                                        United Kingdom
GEI EDC Holding Company                                                                                                                                                 Delaware, U.S.A.
Glenayre Electronics, Inc.                                                                                                                                                     Colorado, U.S.A.
Glenayre Manufacturing Limited                                                                                                                                         Canada
Glenayre Electronics Singapore PTE Limited                                                                                                                     Singapore
Glenayre Electronics (UK) Limited                                                                                                                                       United Kingdom
Glenayre Digital Systems, Inc.                                                                                                                                              North Carolina, U.S.A.
Glenayre.Net, Inc.                                                                                                                                                                   California, U.S.A.
         GTI Acquisition Corp.                                                                                                                                                            Delaware, U.S.A.
Open Development Corporation                                                                                                                                          Delaware, U.S.A.
Wireless Access, Inc.                                                                                                                                                            California, U.S.A.

The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.